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Exhibit 10.11

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT is made and entered into this ___ day of March, 2008 by and between:

1. CONTINAN COMMUNICATIONS, INC., a Nevada corporation with principal offices located at 4640 Admiralty Way, #500, Marina del Rey, California 90292 (hereinafter, individually, as "CONTINAN", and collectively, with VocalEnvision, as "Sellers") and

2. VOCALENVISION, INC., a California corporation with principal offices located at 4640 Admiralty Way, #500, Marina del Rey, California 90292, (hereinafter, individually, as "VOCALENVISION", and collectively, with CONTINAN, as "Sellers"

                                       AND

1. TOURIZOOM, INC., a Nevada corporation with principal offices located at 4640 Admiralty Way, #500, Marina del Rey, California 90292 referred to herein collectively as the "Purchaser"

                               W I T N E S S E T H

         WHEREAS, CONTINAN is a publicly-traded, SEC reporting, holding company, which acquired ownership of, and has provided financing to, VOCALENVISION, which is a development stage company engaged in the telecommunications industry; and

         WHEREAS, VOCALENVISION is not producing any revenue, is not self-supporting, has subsisted on invested capital, has expended substantial funds in maintaining the publicly-traded, SEC reporting status of its parent in the expectation that such parent would enable it to secure the necessary working capital to fully implement its business plan, which level of financing has not resulted, despite the expenditure of the funds and the maintenance of the status;
         WHEREAS, under the current parent-subsidiary structure it will be necessary for VOCALENVISION to continue to fund the costs and expenses of maintaining the publicly-traded, SEC reporting status of CONTINAN, further siphoning off funds badly needed for exploitation of the business plan, which funds it currently does not have;

         WHEREAS, VOCALENVISION lacks the funds to continue its operations, including even minimal payments to its creditors, while VOCALENVISION has no investor interest under its current structure and CONTINAN is unable to provide any further invested capital, and a re-structuring of the organization is necessary to avoid a bankruptcy filing and provide a structure which can pay the debts of VOCALENVISION;

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         WHEREAS, as a publicly-trading but non-reporting company the business would not only not have the expenses of the SEC filings, but would have sources of investment capital (E.G., Rule 504) not currently available to it as a reporting company;

         WHEREAS, the Sellers desire to sell, and the Purchaser desires to purchase, all of the Sellers' assets, subject only to those limited liabilities which are specific liens or encumbrances on such assets, on the terms and subject to the conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants and agreements contained in this Agreement, each of the parties hereto hereby agrees as follows:

         1.       Sale of Assets by VOCALENVISION

         (a)       At the Closing (as hereinafter defined), VOCALENVISION shall sell, transfer, assign, convey and deliver, and the Purchaser shall purchase and accept delivery of, all of VOCALENVISION's rights, title and interest in and to all of the assets owned by VOCALENVISION, including without limitation the following assets:

                  (i) The business and business plan of VOCALENVISION, its goodwill, customer lists, franchises (other than VOCALENVISION's franchise as a corporation), powers and licenses;

                  (ii) All of the computers, servers, telephones, SIM cards, Web Sites, Network Interconnections, furniture, equipment, office equipment, machinery, fixtures and leasehold improvements owned by VOCALENVISION on the date of the Closing;

                  (iii) All of VOCALENVISION's interests in real estate, including leasehold interests, (e.g., in Suite 500, 4640 Admiralty Way, Marina del Rey, CA);

                  (iv) All United States and foreign trademarks and trademark registrations, trademark applications, trade names, trade name registrations and trade name applications, copyrights, United States and foreign patents and patent applications, including all international proprietary rights associated therewith, patents and other licenses, processes, formulae, trade secrets, inventions and royalties, including all rights to sue for past infringement, together with all other intellectual property and the rights to file for the protection thereof (E.G., patents, copyrights and trademarks);

                  (v) All research and development, software and software programs, now in existence or in the process of development, together with the rights to file for the protection thereof, all source codes, all SIM card codes, all network interconnections, all telecommunications platforms, servers, hosts, etc. and all contracts, understandings and arrangements for platforms, servers and hosts;

                  (vi) All stock and all other right, title and interest in and to the French subsidiary (VocalEnvision France);

                  (vii) All tangible and intangible personal property of all kinds, including, without limitation, computer hardware, software programs, rights to use software programs, tapes, manuals, forms, guides and other materials; and



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            (viii) All other related, ancillary assets of VOCALENVISION.

All of the foregoing business, property and assets to be transferred hereunder shall be subject to such liens and encumbrances as shall be currently against such business, property and assets.

         (b) It is specifically understood and agreed by the parties hereto that VOCALENVISION is not selling, and the Purchaser is not purchasing, VocalEnvision's franchise as a corporation, its minute book or its stockholder records.

         2.       Quitclaim by CONTINAN

         CONTINAN, on the Closing Date, shall quitclaim, release and waive any right, title or interest in or to the business, assets and property being sold by VOCALENVISION, the Board of Directors of CONTINAN having found that such assets are without value to it. At Closing, CONTINAN shall immediately move its offices from its current co-location with VOCALENVISION to such office as it shall determine.

         3.       Non-assumption of Liabilities

         The Purchaser is not assuming or agreeing to pay, perform or otherwise discharge any of the debts, accounts payable, liabilities, expenses, taxes, losses, charges or claims against VOCALENVISION (except those specifically being a lien or encumbrance against the assets purchased), all payment thereof being intended to be made by the Partial Liquidating Trust to be established by CONTINAN and into which this Asset Purchase Agreement shall be contributed for the benefit, first, of the creditors of VOCALENVISION and (2) the minority shareholders of CONTINAN.

         4. Purchase Price

         (a) The aggregate purchase price to be paid by the Purchaser to VOCALENVISION for and in consideration of the sale, transfer and conveyance to the Purchaser of the business, property and assets shall be:

         (i) the sum of Two Hundred Thousand Dollars ($200,000) to be paid at the rate of twenty percent (20%) of the proceeds of any and all equity capital financings received by the Purchaser, including specifically, but not limited to, the proposed Rule 504 offering; and

         (ii) a royalty of seven percent (7%) calculated as 7% of the Purchaser's consolidated gross revenues including the gross revenues of the French subsidiary being purchased hereunder and any and all subsequently formed subsidiaries, joint ventures, joint operating agreements, license agreements and other indirect revenue sources.

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The Purchaser acknowledges that this Asset Purchase Agreement is part of a corporate restructuring of VOCALENVISION for the benefit of third parties; to wit: (1) the creditors of VOCALENVISION and (2) the minority shareholders of CONTINAN. Accordingly, any of such shall be deemed to be a third party beneficiary hereof and entitled to take such actions and file such litigation as may be necessary to enforce the obligations of the Purchaser.

The purchaser agrees that the payments under (a)(i) and (a)(ii) above shall continue for the lesser of (I) ten (10) years from the date hereof or (II) when the minority stockholders shall have received $2.00 per share in distributions.

         (c) The aggregate purchase price to be paid by the Purchaser to CONTINAN for and in consideration of the quitclaim, release and waiver shall be a return to CONTINAN of all shares of CONTINAN contributed to the Purchaser by the former shareholders of TelePlus, Inc. (now VOCALENVISION).


         6.       Closing
         The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of the Sellers, 4640 Admiralty Way, #500, Marina del Rey, California 90292, and at such time as mutually agreed but in no event later than April 15, 2008.

         7.       Representations and Warranties of the Sellers

         In order to induce the Purchaser to enter into this Agreement, and to consummate the transactions contemplated hereby, each of the Sellers, jointly and severally, represents and warrants to the Purchaser as follows:

         (a) Corporate Status Each Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of its respective incorporation and is qualified as a foreign corporation in those jurisdictions where its operations would require it to be so qualified. Each Seller has all requisite corporate power, franchises, licenses, and authority to own, operate and lease its properties and assets and to carry on its business as it is presently being conducted.

         (b) Authority The execution, delivery and performance of this Agreement and of each and every agreement, document and instrument contemplated hereby and the consummation of the transactions contemplated hereby and thereby have all been duly authorized and approved by appropriate actions of the Board of Directors and the shareholders of each Seller.



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         (c)     No Approval No consent, approval or authorization of any
federal, state or local government, authority or administrative agency is required in connection with the execution, delivery or performance of this Agreement by each Seller or any agreement, instrument or document contemplated hereby or the consummation by each Seller of the transactions contemplated hereby or thereby.

         8.       Representations and Warranties of the Purchaser

         In order to induce the Sellers to enter into this Agreement, and to consummate the transactions contemplated hereby, the Purchaser hereby represents and warrants to the Sellers as follows:

         (a) Corporate Status The Purchaser is, or will be on the Closing Date, a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

         (b) Authority The execution, delivery and performance of this Agreement and of each and every agreement, document and instrument contemplated hereby and the consummation of the transactions contemplated hereby and thereby will on the Closing Date have been authorized and approved by appropriate action of the Board of Directors of the Purchaser.

         (c) No Approval No consent, approval or authorization of any federal, state or local government, authority or administrative agency is required in connection with the execution, delivery or performance by the Purchaser of this Agreement or any agreement, instrument or document contemplated hereby or the consummation by the Purchaser of the transactions contemplated hereby or thereby.

         9.     Covenants of the Sellers The Sellers hereby agree as follows:

         (a) The Sellers shall utilize their best efforts to cause the consummation of the transactions contemplated by this Agreement.

         (b) VOCALENVISION shall conduct its business and affairs in the same manner as previously conducted, shall maintain, or cause to be maintained, all of its franchises, licenses and approvals necessary to operate its business as it is presently being conducted in full force and effect and shall not engage in any transaction other than in the ordinary and normal course of its business.

         (c) VOCALENVISION shall not make any additions to or deletions from the property and assets being purchased other than in the ordinary and normal course of their businesses and shall not further encumber such assets.

         (d) VOCALENVISION shall maintain all of the assets being purchased in customary condition, order and repair and shall maintain insurance of such types and in such amounts upon all of its assets and properties as is in effect on the date of this Agreement.


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         (e)     VOCALENVISION shall maintain its books and records in its
customary manner and on a basis consistent with prior years and shall permit the Purchaser and its agents to inspect such books and records at all reasonable times.

         (f) VOCALENVISION shall utilize its best efforts (without making any commitments on behalf of the Purchaser) to preserve its business organization intact, to keep available to the Purchaser the key officers and employees of the Sellers, and to preserve for the Purchaser the present relationships of those individuals and entities that have business relationships with it.

         10.      Covenant of the Purchaser

         The Purchaser hereby agrees to utilize its best efforts to cause the consummation of the transactions contemplated by this Agreement.

         11.      Risk of Loss

         Prior to the Closing, risk of loss or damage to all of the Sellers' business, property and assets shall remain with, and is assumed by, the Sellers, and the legal doctrine known as the "Doctrine of Equitable Conversion" shall not be applicable to this Agreement or to any of the transactions contemplated hereby.

         12.      No Brokerage

         Each of the Sellers and the Purchaser hereby represents and warrants to the other that no broker or finder has been employed or retained by any of them, that all negotiations relative to this Agreement have been carried on directly between them without the intervention of any person or entity other than legal counsel to the respective parties hereto, and that no person or entity is entitled to any brokerage or finders' fee with respect to this Agreement or any of the transactions contemplated hereby.

         13.      Survival

         The representations, warranties, covenants and agreements of the Sellers and the Purchaser contained herein shall survive the execution hereof and the Closing.

         14.      Governing Law

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         This Agreement shall be deemed to be made in California and all disputes arising hereunder shall be governed and controlled by the laws of California. In the event of any litigation arising from this Agreement, the parties hereto agree to submit themselves and the subject matter of said dispute to the jurisdiction of the state and/or federal courts in California. The parties hereto agree that all disputes hereunder shall exclusively be filed in the state and/or federal courts of the State of California.

         15.      Notices

         Any and all notices, requests, demands and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or when deposited in the United States mail, by registered or certified mail, return receipt requested, postage prepaid, as follows:

         If to the Sellers:
         with a copy to:
         If to the Purchaser:
         with a copy to:

or to such other addresses as the parties hereto may from time to time give written notice of to the others.

         16.      Entire Agreement

         This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, both written and oral, between the parties hereto with respect to such subject matter. This Agreement may not be amended or modified in any way except by a written instrument executed by all of the parties hereto.

         17.      Benefits; Binding Effect

         This Agreement shall be for the benefit of and binding upon the parties hereto and their respective heirs, personal representatives, successors and, where applicable, assigns.

         18.      Assignment/Partial Liquidating Trust

         The Sellers shall assign their respective rights under this Agreement to a partial liquidating trust for the benefit of (1) the creditors or VocalEnvision and (2) the minority shareholders of CONTINAN.

         19.      Waivers and Remedies

         The waiver by any of the parties hereto of any other party's prompt and complete performance, or breach or violation, of any provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation, and the failure by any of the parties hereto to exercise any right or remedy which it may possess hereunder shall not operate nor be construed as a bar to the exercise of such right or remedy by such party upon the occurrence of any subsequent breach or violation. No right or remedy conferred upon or reserved to any of the parties hereto by this Agreement shall exclude any other right or remedy, except as expressly provided herein, but each such right or remedy sh all be cumulative and shall be in addition to every other right or remedy hereunder or available at law or in equity.

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         20.      Severability

         The invalidity of any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part hereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement shall be declared invalid by a court of competent jurisdiction, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, section or sections, or subsection or subsections had not been inserted.

         21.      Expenses

         All of the legal, accounting and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne and paid by the party incurring such costs and expenses, and no party shall be obligated for any cost or expense incurred by any other party.

         22.      Litigation Legal Expenses

         In any legal action or other proceeding involving, arising out of or in any way relating to this Agreement, including actions by third party beneficiaries hereof, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs, and expenses of litigation.

         23.      Section Headings

         The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of any of the provisions of this Agreement.

         24.      Counterparts

         This Agreement may be executed in any number of counterparts and by the separate parties hereto in separate counterparts, each of which shall be deemed to be one and the same instrument.

         IN WITNESS WHEREOF, each of the parties hereto has duly executed and delivered this Agreement on the date first above written.


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CONTINAN COMMUNICATIONS, INC.               TOURIZOOM, INC.


By:                                         By:
   ---------------------------------           ---------------------------------

                                            VOCALENVISION, INC.


                                             By:
                                                --------------------------------



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